UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2009

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Rule or Standard; Transfer of Listing

(b) In an email message dated October 13, 2009, Morningstar, Inc. (“Morningstar”) notified the Nasdaq Stock Market Listing Qualifications Department that Cheryl Francis, Chair of Morningstar’s Audit Committee, may have failed to meet the requirements of Marketplace Rule 5605(c)(2)(A) because her two sons shared a residence with her while they were previously employed by Morningstar as summer interns. The internships have been completed.  Morningstar also informed Nasdaq that it intends to review its procedures relating to its director and executive officer questionnaires and its policies and procedures regarding employment of relatives of board members.

(c) On October 14, 2009, Morningstar received a Staff Deficiency Letter from the Nasdaq Stock Market Listing Qualifications Department indicating that Morningstar did not comply with Marketplace Rule 5605(c)(2)(A) as the result of Morningstar’s employment of Ms. Francis’ sons.  The letter from Nasdaq also indicated that Morningstar has regained compliance with Marketplace Rule 5605(b)(2), and that, subject to the public disclosure requirements of Marketplace Rule 5810(a), this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: October 16, 2009	By:	/s/ Scott Cooley
	Name:	Scott Cooley
	Title:	Chief Financial Officer